Exhibit 99.1

Xponential Fitness, Inc. Appoints Rachel Lee to its Board of Directors

IRVINE Calif., August 27, 2025 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company”), one of the leading global franchisors of boutique health and wellness brands, today announced that Rachel Lee has been appointed to the Company’s Board of Directors (“the Board”), effective August 25, 2025. Ms. Lee will also serve on the Nominating and Corporate Governance Committee.

Mark Grabowski, Chairman of the Board of Xponential, said, “Rachel’s extensive financial and investing expertise, combined with a distinguished track record of board leadership across growth-oriented, franchised, and publicly traded companies, makes her a valuable addition to our Board. We are confident she will meaningfully contribute strategic insights and further enhance our corporate governance. As Xponential advances its long-term growth strategy and strengthens its position as a leading global franchisor of boutique health and wellness brands, we look forward to benefiting from Rachel’s deep consumer and public company experience.”

Ms. Lee said, “I’m honored to join the Board of Xponential Fitness. Xponential’s combination of world-class brands, scalable business model, and engaged community of employees and franchisees uniquely positions it for long-term success. I’m eager to help Xponential strengthen its foundation and pursue thoughtful growth in the years ahead.”

Ms. Lee brings nearly two decades of experience in finance and private equity, along with a decade of board-level expertise at growth-focused and publicly traded companies. Ms. Lee currently serves on the Boards of Directors of Applied Digital Corporation and Bank of Hope, both listed on NASDAQ, as well as Legacy Franchise Concepts, the parent company of SweatHouz. Her prior board experience includes Cooper’s Hawk Winery and Restaurants, Floor & Decor, and Insight Global, among others.

Previously, Ms. Lee was a Partner and Head of the Consumer Private Equity practice at Ares Management, where she oversaw strategy and deal execution across the full investment lifecycle. Earlier in her career, she worked in the investment banking division at JPMorgan Chase & Co. Ms. Lee holds a B.S. in Business Administration and a B.S. in Accounting from the University of Southern California.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of six brands spanning modalities including Pilates, barre, stretching, strength training, metabolic health, and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; BFT, a functional training and strength-based program; and Lindora, a provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, but are not limited to, changes to the Company’s Board of Directors, and the ability to execute on our business strategies and strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400